UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): June 11, 2014

FXCM Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-34986	27-3268672
(State or Other Jurisdiction of	(Commission File Number)	(IRS Employer
Incorporation)		Identification No.)

55 Water St. FL 50, New York, NY, 10041

(Address of Principal Executive Offices) (Zip Code)

(646) 432-2986

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.	Submission of Matters to a Vote of Security Holders

FXCM Inc. (the “Company”) held its annual meeting of shareholders on June 11, 2014 (the “Annual Meeting”). At the Annual Meeting, the Company’s shareholders considered three proposals, each of which is described in more detail in the Company’s definitive proxy statement for the Annual Meeting filed with the Securities and Exchange Commission on April 30, 2014 (File No. 001-34986). There were 81,759,187 shares of common stock entitled to be voted and 76,469,926 shares present in person or by proxy, at the Annual Meeting. The matters voted upon at the Annual Meeting and the final results of the votes were as follows:

Proposal 1 – Election of Directors

Each of the following nominees for director was elected to hold office until the next annual meeting of shareholders and until his or her successor is duly elected and qualified. The final voting results are set forth below:

Dror (Drew) Niv	For	73,698,221
	Withheld	530,834
	Broker non-votes	-

David Sakhai	For	72,932,633
	Withheld	1,296,422
	Broker non-votes	-

William Ahdout	For	69,619,414
	Withheld	4,609,641
	Broker non-votes	-

James Brown	For	73,944,091
	Withheld	284,964
	Broker non-votes	-

Robin Davis	For	73,987,412
	Withheld	241,643
	Broker non-votes	-

Perry Fish	For	73,951,448
	Withheld	277,607
	Broker non-votes	-

Kenneth Grossman	For	69,619,414
	Withheld	4,609,641
	Broker non-votes	-

Eric LeGoff	For	73,995,144
	Withheld	233,911
	Broker non-votes	-

Arthur Gruen	For	73,987,387
	Withheld	241,668
	Broker non-votes	-

Ryan Silverman	For	73,951,773
	Withheld	277,282
	Broker non-votes	-

Eduard Yusupov	For	72,932,583
	Withheld	1,296,472
	Broker non-votes	-

Proposal 2- Ratification of Independent Registered Public Accounting Firm

The appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2014 was ratified. The final voting results are set forth below:

For	76,296,568
Against	173,355
Abstain	3
Broker non-votes	-

Proposal 3 – Non-Binding Advisory Vote on Executive Compensation

The resolution to approve, on a non-binding, advisory basis, the compensation paid to our named executive officers was approved. The final voting results are set forth below.

For	69,149,720
Against	72,565
Abstain	5,006,770
Broker non-votes	2,240,871

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FXCM INC.

By:	/s/David Sassoon
	Name:	David Sassoon
	Title:	General Counsel

Date: June 16, 2014